                                                                   EXHIBIT 10.7


                            STOCK PURCHASE AGREEMENT


                         Dated as of September 30, 1997

                                      among

                             Waste Connections, Inc.

                                       and

                              the Purchasers Listed

                                  on Exhibit A

                            STOCK PURCHASE AGREEMENT


            THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of September 30, 1997, by and among Waste Connections, Inc., a Delaware corporation (the "Company"), and each of the Purchasers listed on Exhibit A attached hereto (collectively the "Purchasers" and individually either a "Series A Purchaser," if the purchaser buys Series A Preferred Stock, or a "Common Purchaser," if the purchaser buys Common Stock, with reference to the following facts:

            The Company wishes to issue and sell to the Series A Purchasers an aggregate of 2,500,000 shares of the Series A Preferred Stock of the Company (the "Series A Preferred Stock") and to the Common Purchasers an aggregate of 2,500,000 shares of Common Stock of the Company (the "Common Stock"). Each of the Purchasers wishes to purchase either the Series A Preferred Stock or the Common Stock or both on the terms and subject to the conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth in this Agreement, the parties agree as follows:

            1. Purchase and Sale of the Series A Preferred Stock and the Common Stock.

            1.1 Sale and Issuance of the Series A Preferred Stock and the Common Stock.

            (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Certificate of Designations, Preferences and Rights of Preferred Stock (the "Certificate of Designation") in the form attached hereto as Exhibit B.

            (b) Subject to the terms and conditions of this Agreement, each of the Purchasers, severally and not jointly, agrees to purchase, the Company agrees to sell and issue to the Purchasers, an aggregate of 2,500,000 shares of Series A Preferred Stock at a price of $2.80 per share and an aggregate of 2,500,000 shares of Common Stock at a price of $0.01 per share, in consideration for cash, which shares shall be issued to each Purchaser in such amount as provided in Exhibit A.

            1.2   Closing.

            (a) The purchase and sale of the Series A Preferred Stock and the Common Stock shall take place at Shartsis, Friese & Ginsburg LLP, One Maritime Plaza, 18th Floor, San Francisco, CA 94111, on September 30, 1997, at 10:00 a.m., California time, or at such other time and place as the Company and the Purchasers mutually agree upon (the "Closing").

            (b) At the Closing the Company shall deliver to each Purchaser a certificate representing the number of shares of Series A Preferred Stock or Common Stock as listed next to each Purchaser's name on Exhibit A and the Purchaser shall pay to the Company $2.80 per share of Series A Preferred Stock acquired and $0.01 per share for Common Stock acquired, in cash, in the form of a check or federal funds wire transfer.

            2. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers that, except as set forth on the Schedules attached hereto:

            2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as now and heretofore conducted, to issue and sell the Series A Preferred Stock and the Common Stock and to execute, deliver and carry out the terms of the Related Documents. The Company has conducted no operations and was formed to acquire, concurrent with the Closing hereunder, certain solid waste assets in the states of Washington and Idaho ("the Acquisition"). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties or the nature of its business make such qualification necessary and where a failure to be so qualified would have a material adverse effect on the business, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole (the "Condition of the Company").

            2.2   Capitalization.

            (a) The Company has been recently formed and has not yet issued any shares of capital stock.

            (b) Except as set forth in Schedule 2.2 and pursuant to the transactions contemplated by this Agreement, there are not on the date hereof authorized, outstanding or contemplated any subscriptions, options, conversion rights, warrants or other agreements, securities or commitments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of the Company or any securities convertible into or exchangeable for shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment.

            (c) The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of authorized capital stock of the Company are as set forth in the Certificate of Designation, and all such designations, powers, preferences, rights, qualifications,



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

limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.

            (d) The Series A Preferred Stock and the Common Stock which is being purchased hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, subject to the truth and accuracy of the representations and warranties of the Purchasers contained in Section 3 of this Agreement.

            2.3 Execution and Binding Effect. The execution and delivery of the Related Documents, the adoption of the Company's Certificate of Incorporation (the "Certificate of Incorporation") and the Certificate of Designation and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action on the part of the Company. The Related Documents have been duly executed and delivered by the Company and the Related Documents constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors. The Series A Preferred Stock and the Common Stock will be free of restrictions on transfer other than under applicable federal and state securities laws and as provided in the Related Documents.

            2.4 Authorization and Filings. Except as set forth in Schedule 2.4, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Authority or any other Person is required to be made or obtained by the Company in order to execute or deliver the Related Documents or to consummate the transactions contemplated hereby or thereby.

            2.5 Absence of Conflicts. Neither the execution and delivery of the Related Documents nor the consummation of the transactions contemplated hereby or thereby nor the performance of or compliance with the terms and conditions in the Related Documents will (a) violate any Law; (b) conflict with or result in a breach or violation of or a default or loss of benefit under or permit the acceleration of any obligation under any provision of the Certificate of Incorporation or Bylaws of the Company, or any agreement or instrument to which the Company is a party or by which the Company is bound, or (c) result in the creation or imposition of any Lien on any property or asset of the Company, in each case or in the aggregate which would have a material adverse effect on the Condition of the Company.

            2.6 Taxes. The Company has filed on a timely basis, within the original filing period or any applicable extension period, all returns and reports of all Taxes, including, without limitation, federal income tax returns, withholding tax returns and declarations of estimated Tax and Tax reports, that are required to be filed with respect to the Company and or its income,


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

properties or operations, except where the failure to so file would not have a material adverse effect on the Condition of the Company.

            2.7 Contracts. Except as set forth in Schedule 2.7, (a) the Company is not in violation of or default under its Certificate of Incorporation, Bylaws, any other governing document or any Material Contract, and no condition or event exists that after notice or lapse of time or both, would result in a breach or violation of, or a default or loss of benefit by the Company thereunder; (b) to the best of the Company's knowledge, none of the other parties to any Material Contract are in violation of or default under any Material Contract in any material respect which would cause a material adverse effect on the Condition of the Company; and (c) the Company has not received any notice of cancellation or any written communication threatening cancellation of any Material Contract by any party thereto. Schedule 2.7 lists all Material Contracts.

            2.8 Permits; Compliance with Laws. The Company has obtained or will obtain and maintains or will maintain in full force and effect all permits, licenses, consents, approvals, registrations, memberships, authorizations and qualifications under all applicable Laws, and with all applicable Authorities, required for the conduct by it of its businesses and the ownership or possession by it of its properties and assets, except to the extent the failure to so obtain and maintain would not have a material adverse effect, individually or in the aggregate, on the Condition of the Company. The Company is in compliance in all respects with all Laws applicable to it or to the conduct by it of its businesses or to its ownership and possession of its properties and assets, except where the failure to so comply, does not, individually or in the aggregate, have a material adverse effect on the Condition of the Company.

            2.9 Debt. Following the Closing of the Acquisition, the Company will be indebted in the approximate amounts set forth on Schedule 2.9, which indebtedness will be secured by all of the Company's assets.

            2.10 Brokers and Finders. The Company has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by the Related Documents that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

            2.11 Reservation of Shares. The Common Stock issuable on conversion of the Series A Preferred Stock has been duly and validly reserved for issuance and upon conversion will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable Federal and state securities laws and as provided herein.



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

            2.12 Registration Rights. Except as required pursuant to the Investors' Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investors' Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

            2.13 Full Disclosure. This Agreement, the Exhibits hereto, the Related Documents and all other documents delivered by the Company to the Purchasers or their attorneys or agents in connection herewith or therewith at the Closing or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact, in the light of the circumstances under which they were made, nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the Condition of the Company that have not been set forth in the Agreement, the Exhibits hereto, the Related Documents or in other documents delivered to the Purchasers or their attorneys or agents in connection herewith; provided that it is understood that the level of disclosure to the Purchasers is less than that which would be provided in a securities offering registered under the 1933 Act, including, without limitation, the omission of risk factors, in reliance on the sophistication and investment experience of the Purchasers.

            3. Representations and Warranties of the Purchasers. This Agreement is made with each Purchaser in reliance upon that Purchaser's representations to the Company, which by that Purchaser's acceptance hereof that Purchaser severally, but not jointly, represents and warrants, that:

            3.1 Investment Intent. The Purchasers are acquiring the Series A Preferred Stock and the Common Stock issuable hereunder or upon conversion of the Series A Preferred Stock (collectively, "Securities") pursuant to this Agreement with the Purchasers' own funds for the Purchasers' own account and not as a nominee or agent. No one else has any interest, beneficial or otherwise, in any of the Securities to be purchased by the Purchasers. Except as provided herein, the Purchasers are not obligated to transfer any Securities to anyone else nor do the Purchasers have any agreements or understandings to do so. The Purchasers are purchasing the Securities for investment for an indefinite period and not with a view to the sale or distribution of any Securities, by public or private sale or other disposition, and the Purchasers have no intention of selling, granting any participation in or otherwise distributing or disposing of any Securities. The Purchasers do not intend to subdivide the Purchasers' purchase of Securities with anyone. Notwithstanding the foregoing, the disposition of the Purchasers' property shall be at all times within the Purchasers' own control, and that the Purchasers' right to sell or otherwise dispose of all or any part of the Securities purchased by the Purchasers pursuant to an effective registration statement under the 1933 Act or under an exemption available from such registration available under the 1933 Act shall not be prejudiced; provided that the Purchasers comply with Section 6.11.

            3.2 No Public Offering. The Purchasers are able to bear the economic risk of the Purchasers' investment in the Securities. The Purchasers are aware that the Purchasers must be prepared to hold the Securities for an indefinite period and that the Securities have not been registered under the 1933 Act or registered or qualified under any state securities law, on the ground, among others, that no distribution or public offering of Securities is to be effected and Securities are being issued by the Company without any public offering within the meaning of Section 4(2) of the 1933 Act. The Purchasers have had an opportunity to discuss the Company's business, management and financial affairs with its management. The Purchasers are not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any solicitation of a subscription by a person not previously known to the Purchasers in connection with investments in securities generally.

            3.3 Certificates to be Legended. The Purchasers understand that each Security will bear a legend on the face thereof (or on the reverse thereof with a reference to such legend on the face thereof) required by the Securities and Exchange Commission or a state securities commission.

            3.4 Securities Will be "Restricted Securities". The Purchasers understand that the Securities will be "restricted securities" as that term is defined in Rule 144 under the 1933 Act and, accordingly, that the Securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. The Purchasers understand and agree that except as provided herein the Company is not under any obligation to register Securities under the 1933 Act or to comply with Regulation A or any other exemption and that Rule 144 is not currently available for sales of the Securities.

            3.5 Accredited Investor. The Purchasers have been advised or are aware of the provisions of Regulation D under the 1933 Act relating to the accreditation of investors, and by checking the appropriate boxes below, each of the Purchasers represents that such Purchaser is an "accredited investor" as defined in Regulation D under the 1933 Act.

      ___ (a) A natural person (not an entity) whose individual net worth, or joint net worth with his or her spouse, at the time of his or her purchase exceeds $1,000,000;

      ___ (b) A natural person (not an entity) who [initial appropriate blank(s)] (i) ___ had an individual income in excess of $200,000 in each of the preceding two years or (ii) ___ had joint income with his or her spouse in excess of $300,000 in each of



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

          those years and (iii) in either case (i) or (ii), has a reasonable expectation of reaching the same income level in the current year;

      ___ (c) An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, [initial appropriate blank] (i) if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is (1) ___ a bank, (2) ___ a savings and loan association, (3) ___ an insurance company or (4) ___ a registered investment adviser, or (ii) ___ if the employee benefit plan has total assets in excess of $5,000,000, or (iii) ___ if the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;

      ___ (d) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of the Company being offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Company;

      ___ (e) A bank as defined in section 3(a)(2) of the 1933 Act, whether acting in its individual or fiduciary capacity;

      ___ (f) A savings and loan association or other institution as defined in section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity;

      ___ (g) A broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

      ___ (h)  An insurance company as defined in section 2(13) of the 1933 Act;

      ___ (i) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940;

      ___ (j) A Small Business Investment Company licensed by the U.S. Small
          Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

      ___ (k) A private business development company as defined in section
          202(a)(22) of the Investment Advisers Act of 1940;



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

      ___ (l) [Initial applicable blank] (i) ___ An organization described in section 501(c)(3) of the Internal Revenue Code, as amended December 29, 1981, or (ii) ___ a corporation, a Massachusetts or similar business trust, or a partnership not formed for the specific purpose of acquiring the securities of the Company being offered, or (iii) ___ a plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, in either case (i), (ii) or (iii) with total assets in excess of $5,000,000 (in case (i), such total assets include endowment, annuity and life income funds and are to be determined according to the investor's most recent audited financial statements);

      ___ (m) A director or executive officer of the Company; or

      ___ (n) An entity in which all the equity owners are accredited investors.

If you have indicated category (c)(iii) or (n) above, please list below the names and categories of accreditation of the accredited investors making the investment decisions (category (c)(iii)) or who are the equity owners (category
(n)) (attach additional pages if necessary):


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
                                                               Accredited
                                                                Investor
             Person Making Decision/Equity Owner                Category
             -----------------------------------                --------
--------------------------------------------------------      --------------

--------------------------------------------------------      --------------

--------------------------------------------------------      --------------

--------------------------------------------------------      --------------

Special Note for Trusts, Partnerships and Certain Plans: The application of the "accredited investor" categories to trusts (including Massachusetts or similar business trusts), partnerships and self-employed individual retirement plans is subject to complex regulatory interpretations and may differ under state and federal law. Accordingly, such an entity attempting to qualify may be required to deliver additional information, including a satisfactory opinion of its counsel.

          3.6 Sophistication of the Purchaser. The Purchasers have such knowledge and experience in financial and business matters that the Purchasers are capable of evaluating the merits and risks of the Purchasers' investment contemplated by this Agreement and have the capacity to protect the Purchasers' own interests. The Purchasers acknowledge that investment in the Securities is highly speculative and involves a substantial and high degree of risk of loss of the Purchasers' entire investment. The Purchasers have adequate means of providing for current and anticipated financial needs and contingencies, are able to bear the economic risk for an indefinite period of time and have no need for liquidity of the investment in the Securities and could afford complete loss of such investment.

          3.7 Authorization. All partnership, limited liability or corporate action on the part of the Purchasers (if applicable) necessary for the authorization, execution and delivery of the Related Documents and the performance of all obligations of the Purchasers under the Related Documents has been taken or will be taken on or prior to the Closing, and the Related Documents constitute legal, valid and binding agreements of the Purchasers, enforceable against the Purchasers in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

          3.8 Brokers' Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchasers.



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

          3.9 Governmental Consents. No consent, approval, order or authorization of, or representation, qualification, designation, declaration or filings with, any United States federal, state, local or provincial government authority on the part of the Purchasers is required in connection with the Purchasers' valid execution, delivery or performance of the Related Documents or the purchase of the Common Stock or the Series A Preferred Stock by the Purchasers.

          3.10 Review of Documents. The Purchasers have conducted a thorough investigation of the Company. The Purchasers have carefully reviewed all the information provided to them by the Company and are familiar with the proposed business, operations, properties and management of the Company by virtue of such review and of their relationship with the Company. The Purchasers are entering into this Agreement and the transactions contemplated hereby in reliance on their own investigation and review of the information concerning the Company provided to it and the representations contained in this Agreement.

          4. The Purchasers' Conditions to Closings. The Purchasers' obligation to purchase and pay for the Common Stock and the Series A Preferred Stock to be sold to the Purchasers at the Closing is subject to the fulfillment to the Purchasers' satisfaction, prior to or at such Closing, of the following conditions:

          4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed by it or complied in all material respects with on or before the Closing.

          4.3 Certificate of Designation. The Company shall have adopted and filed the Certificate of Designation with the Secretary of State of the State of Delaware on or before the Closing.

          4.4 Schedule of Exceptions. Any revisions to the schedules attached hereto delivered by the Company after the date of this Agreement are signed by the Purchasers and shall not contain anything which causes the Purchaser to believe that it is imprudent for it to proceed with the Closing.

          4.5 Investors' Rights Agreement. The Investors' Rights Agreement in the form attached hereto as Exhibit C (the "Investors' Rights Agreement") shall have been executed by all the parties thereto.



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

          4.6 Stockholders Agreement. The Stockholders Agreement in the form attached hereto as Exhibit D (the "Stockholders Agreement") shall have been executed by all the parties thereto.

          4.7 BFI Purchase and Sale Agreement. The Company shall have entered into a Purchase and Sale Agreement with Browning Ferris Industries ("BFI") relating to the Acquisition.

          4.8 Financing. The Company shall have arranged the financing described on Schedule 2.9 or suitable alternate financing in the same amount.

          4.9 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.10 Election of Directors. Effective upon the consummation of the Closing, the members of the Board of Directors shall consist of: Ronald J. Mittelstaedt; J. Bradford Bishop and James N. Cutler.

          5. The Company's Conditions to Closing. The Company's obligation to deliver the Series A Preferred Stock and the Common Stock at the Closing is subject to the fulfillment to its satisfaction, prior to or at such Closing, of the following conditions:

          5.1 Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 hereof shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 Payment of Purchase Price. Each Purchaser shall have delivered the purchase price specified in Section 1.2 for each share of Common Stock or Series A Preferred Stock purchased by that Purchaser.

          5.3 Certificate of Designation. The Company shall have adopted and filed the Certificate of Designation with the Secretary of State of the State of Delaware on or before the Closing.

          5.4 Stockholders Agreement. The Stockholders Agreement shall have been executed by all the parties thereto.

          5.5 Investors' Rights Agreement. The Investors' Rights Agreement shall have been executed by all the parties thereto.

          5.6 BFI Purchase and Sale Agreement. The Company shall have entered into a Purchase and Sale Agreement with Browning Ferris Industries relating to the Acquisition.

          5.7 Financing. The Company shall have arranged the financing described on Schedule 2.9 or suitable alternate financing in the same amount.

          6. Miscellaneous.

          6.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

          6.2 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a Majority of the Investors. Any amendment or waiver effective in accordance with this Section 6.2 shall be binding upon each holder of any Common Stock and Series A Preferred Stock, each future holder of all such Common Stock and Series A Preferred Stock and the Company.

          6.3 Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee or three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the following address for such party (or at such other address as shall be specified by like notice):

          (a)     if to the Company, to:

                  Waste Connections, Inc.
                  3510 Trenton Way
                  El Dorado Hills, CA  95762
                  Attention:  Ronald J. Mittelstaedt
                  Telephone:  (916) 939-7986
                  Facsimile:  (916) 939-7987
                  with copies to:

                  Shartsis, Friese & Ginsburg LLP
                  One Maritime Plaza, 18th Floor
                  San Francisco, CA  94111
                  Attention:  Robert D. Evans, Esq.
                  Telephone:  (415) 421-6500
                  Facsimile:  (415) 421-2922



          (b) if to the Purchasers, to the address indicated on Exhibit A.


          6.4 Entire Agreement. This Agreement (including the Schedules and Exhibits), and the Related Documents contain the entire agreement of the parties and supersede all prior negotiations, correspondence, agreements and understandings, written and oral, between or among the parties, regarding the subject matter hereof.

          6.5 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Common Stock or Series A Preferred Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.6 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.

          6.7 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Law of the State of California, without regard to that state's conflict of laws principles.

          6.8 Interpretation. This Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          6.9 Further Assurances. Each party shall execute such other and further certificates, instruments and other documents as may be necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.

          6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.

          6.11 Assignment. The Purchasers may assign or transfer all or any part of the Securities provided that the conditions specified in this Section are satisfied, which conditions are intended to insure compliance with the provisions of the 1933 Act and state securities laws in respect of the transfer of any of the Securities. Prior to any transfer or attempted transfer of any Securities, the holder thereof shall give the Company written notice of its intention to transfer, describing briefly the nature of any such proposed transfer. If, in the written opinion of counsel for such holder, in form and substance reasonably satisfactory to the Company and its counsel, the proposed transfer may be effected without registration of such Securities, the Securities proposed to be transferred may be transferred in accordance with the terms of said notice and in compliance with applicable securities laws and regulations. The Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion. The Company shall not assign this Agreement or any rights hereunder or delegate any duties hereunder. Any attempted or purported assignment or delegation in violation of the preceding sentence shall be void.

          6.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.13 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25102(f) OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          6.14 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Common Stock or Series A Preferred Stock or the Common Stock issuable upon conversion of such shares of Series A Preferred Stock.

          7. Definitions.

          7.1 Glossary. For purposes of this Agreement, the following terms shall have the following meanings, which shall be equally applicable to both the singular and plural forms of any of such terms:

          "AUTHORITY" shall mean any government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, arbitrator or mediator, in each case whether federal, state, local or foreign.

          "LAW" shall mean any judgment, decree, order, statute, law, ordinance, rule or regulation of any Authority (including common law), constitution, statute, treaty, regulation, rule, ordinance, judgment, order, foreign injunction, writ, decree or award of any Authority.

          "LIEN" shall mean any voluntary or involuntary lien, security interest, mortgage, pledge, charge, encumbrance, title defect or title retention agreement that are entered into in the ordinary course of business.

          "MAJORITY OF THE INVESTORS" means (i) holders of the Common Stock who in the aggregate hold more than 50% of the Common Stock and (ii) holders of the Preferred Stock who in the aggregate hold more than 50% of the Preferred Stock.

          "MATERIAL CONTRACT" means any agreement to which the Company is a party or by which any of its properties or assets are bound or affected material to the Condition of the Company.

          "PERSON" shall mean a natural person, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, limited liability company, Authority, or any other entity.

          "RELATED DOCUMENTS" shall mean this Agreement, the Certificate of Designation, the Investors' Rights Agreement and the Stockholders Agreement.

          "TAX" or "TAXES" shall be understood to include any tax or similar governmental charge, impost or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, sales taxes, excise taxes, ad valorem taxes, withholding taxes, minimum taxes, use taxes, occupancy taxes, property taxes, employment taxes, stamp taxes or windfall profit taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency therefor.

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          7.2 Index. The following terms shall have the respective meanings specified on the indicated page of this Agreement:

        Agreement........................................................1
        Certificate of Designation.......................................1
        Certificate of Incorporation.....................................2
        Closing..........................................................1
        Common Purchaser.................................................1
        Company..........................................................1
        Condition of the Company.........................................2
        Investors' Rights Agreement......................................9
        Purchasers.......................................................1
        Securities.......................................................5
        Series A Preferred Stock.........................................1
        Series A Purchaser...............................................1
        Stockholders Agreement...........................................9

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

                                        WASTE CONNECTIONS, INC.


                                        By:
                                           -------------------------------------
                                              Ronald J. Mittelstaedt
                                              President and CEO


                                        PURCHASER:


                                        ----------------------------------------
                                                 (Name of Purchaser)


                                        By:
                                           -------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


NOTE: EACH PURCHASER SHOULD CHECK THE APPROPRIATE LINE IN SECTION 3.5 AND FILL IN SUCH PURCHASER'S ADDRESS ON EXHIBIT A.

                                    EXHIBIT A

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATION

                                    EXHIBIT C

                           INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT D

                             STOCKHOLDERS AGREEMENT

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
1.    Purchase and Sale of the Series A Preferred Stock and the Common
      Stock................................................................  1
      1.1 Sale and Issuance of the Series A Preferred Stock and the Common
          Stock............................................................  1
      1.2 Closing..........................................................  1

2.    Representations and Warranties of the Company........................  2
      2.1 Organization and Qualification...................................  2
      2.2 Capitalization...................................................  2
      2.3 Execution and Binding Effect.....................................  3
      2.4 Authorization and Filings........................................  3
      2.5 Absence of Conflicts.............................................  3
      2.6 Taxes............................................................  3
      2.7 Contracts........................................................  3
      2.8 Permits; Compliance with Laws....................................  4
      2.9 Debt.............................................................  4
      2.10 Brokers and Finders.............................................  4
      2.11 Reservation of Shares...........................................  4
      2.12 Registration Rights.............................................  4
      2.13 Full Disclosure.................................................  4
3.    Representations and Warranties of the Purchasers.....................  5
      3.1 Investment Intent................................................  5
      3.2 No Public Offering...............................................  5
      3.3 Certificates to be Legended......................................  6
      3.4 Securities Will be "Restricted Securities........................  6
      3.5 Accredited Investor..............................................  6
      3.6 Sophistication of the Purchaser..................................  8
      3.7 Authorization....................................................  8
      3.8 Brokers' Fees....................................................  8
      3.9 Governmental Consents............................................  8
      3.10 Review of Documents.............................................  9

4.    The Purchasers' Conditions to Closings...............................  9
      4.1 Representations and Warranties...................................  9
      4.2 Performance......................................................  9
      4.3 Certificate of Designation.......................................  9
      4.4 Schedule of Exceptions...........................................  9
      4.5 Investors' Rights Agreement......................................  9


      4.6 Stockholders Agreement...........................................  9
      4.7 BFI Purchase and Sale Agreement.................................. 10
      4.8 Financing........................................................ 10
      4.9 Proceedings and Documents........................................ 10
      4.10 Election of Directors........................................... 10

5.    The Company's Conditions to Closing.................................. 10
      5.1 Representations and Warranties................................... 10
      5.2 Payment of Purchase Price........................................ 10
      5.3 Certificate of Designation....................................... 10
      5.4 Stockholders Agreement........................................... 10
      5.5 Investors' Rights Agreement...................................... 10
      5.6 BFI Purchase and Sale Agreement.................................. 10
      5.7 Financing........................................................ 11

6.    Miscellaneous........................................................ 11
      6.1 Survival of Warranties........................................... 11
      6.2 Amendments and Waivers........................................... 11
      6.3 Notices.......................................................... 11
      6.4 Entire Agreement................................................. 12
      6.5 Successors and Assigns........................................... 12
      6.6 Severability..................................................... 12
      6.7 Governing Law.................................................... 12
      6.8 Interpretation................................................... 12
      6.9 Further Assurances............................................... 12
      6.10 Counterparts.................................................... 12
      6.11 Assignment...................................................... 12
      6.12 Titles and Subtitles............................................ 13
      6.13 Corporate Securities Law........................................ 13
      6.14 Exculpation Among Purchasers.................................... 13

7.    Definitions.......................................................... 13
      7.1 Glossary......................................................... 13
      7.2 Index.............................................................14

EXHIBIT A         List of Purchasers
EXHIBIT B         Certificate of Designation
EXHIBIT C         Investors' Rights Agreement
EXHIBIT D         Stockholders Agreement

SCHEDULE 2.2      Capitalization
SCHEDULE 2.4      Authorization and Filings
SCHEDULE 2.7      Material Contracts
SCHEDULE 2.9      Debt

Agreement....................................................................1
Certificate of Designation...................................................1
Certificate of Incorporation.................................................2
Closing......................................................................1
Common Purchaser.............................................................1
Company......................................................................1
Condition of the Company.....................................................2
Investors' Rights Agreement..................................................9
Purchasers...................................................................1
Securities...................................................................5
Series A Preferred Stock.....................................................1
Series A Purchaser...........................................................1
Stockholders Agreement.......................................................9

                                  Schedule 2.2

                                 Capitalization

PRIOR TO CLOSING:

Common Stock:     15,000,000 shares authorized.

      Common Stockholders           Amount of Common Stock Held
      -------------------           ---------------------------
             NONE                          NONE

Series A Preferred Stock:  10,000,000 shares authorized.

      Series A Preferred Stockholders     Amount of Series A Preferred Stock Held
      -------------------------------     ---------------------------------------
                 NONE                          NONE


AFTER CLOSING:

          See Exhibit A

                                  SCHEDULE 2.4

                           Authorizations and Filings


State Blue Sky Filings

Federal Securities Laws Filings

Certificate of Designation

                                  SCHEDULE 2.7

                               Material Contracts


                                      NONE

                                  SCHEDULE 2.9

                                      Debt

    Lender                  Amount           Rate                 Due Date
----------------    ----------------     --------------   --------------------------
Imperial Bank             $5,500,000        Prime + 2%      60 Month Term Loan
----------------    ----------------     --------------   --------------------------
Imperial Bank       up to $2,000,000       Prime + 1.5%     Revolving Line of Credit
----------------    ----------------     --------------   --------------------------
BFI                         $500,000            10%         Six Months
----------------    ----------------     --------------   --------------------------
BFI                       $2,593,767            6%          By December 1, 1997
----------------    ----------------     --------------   --------------------------
BFI                         $359,514            6%          October 31, 1997
----------------    ----------------     --------------   --------------------------